DRYDEN GOVERNMENT INCOME FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                          April 27, 2007



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the Fund)
      File No. 811-3712


Ladies and Gentlemen:

      Please find enclosed the Annual Report on Form N-SAR for the Fund referenced above for the fiscal year period ended February 28, 2007. This Form N-SAR was filed electronically using the EDGAR System.


                                          Very truly yours,


                                    /s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary






      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of April 2007.



DRYDEN GOVERNMENT INCOME FUND, INC.





By:  /s/ Jonathan D. Shain				Witness:  /s/ George Chen
      Jonathan D. Shain					       George Chen
      Assistant Secretary







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